UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2005

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

            Registrant’s Telephone Number, Including Area Code:    (417) 879-3326

Not Applicable

Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 21, 2005, Decorize, Inc., a Delaware corporation (the “Company”), issued a promissory note in the principal amount of $125,000, to Nest USA, Inc., which is due and payable in full on December 18, 2005. The promissory note bears regular interest at an annual rate of ten percent.

On October 24, 2005, the Company issued a promissory note in the principal amount of $125,000, to Quest Capital Alliance, L.L.C., which is due and payable in full on December 18, 2005. The promissory note bears regular interest at an annual rate of ten percent.

The Company is currently in negotiations with the holders of the foregoing promissory notes to have the principal and any interest outstanding under those notes converted into capital stock of the Company, including shares that may be issued upon exercise of currently outstanding warrants held by those holders or their affiliates, prior to the maturity date.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the Company's response to Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1  10% Promissory Note, dated October 21, 2005, issued to Nest USA, Inc.

Exhibit 10.2  10% Promissory Note, dated October 24, 2005, issued to Quest Capital Alliance, L.L.C.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: October 27, 2005	By:	/s/ Brent Olson
Brent Olson
Vice President and Treasurer

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Exhibit Index

Exhibit 10.1  10% Promissory Note, dated October 21, 2005, issued to Nest USA, Inc.

Exhibit 10.2  10% Promissory Note, dated October 24, 2005, issued to Quest Capital Alliance, L.L.C.

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